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                                                                    EXHIBIT 4.36

                               AMENDING AGREEMENT

         THIS AGREEMENT dated for reference the 18th day of June, 2001

AMONG:

         686545 ALBERTA INC., 1187247 ONTARIO INC. AND 1188273 ONTARIO INC.

         (together the "Vendors")

AND:

         JOE FRANKLIN, RUSSELL ROBERTS, FRANK DEL COGLIANO

         (collectively, the "Principals")

AND:

         COMMERCIAL CONSOLIDATORS CORP., 5255 Yonge Street, Suite 1010, Toronto, Ontario, M2N 6P4

         (herein called the "Purchaser")

WHEREAS:

         The parties hereto entered into a share purchase agreement dated for reference November 28, 2000 (the "Share Purchase Agreement");

         The parties are desirous of amending the Share Purchase Agreement in the manner detailed herein.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Share Purchase Agreement.

2.       The Share Purchase Agreement is amended as follows:

         (a)      The definition of "Statement Date" set forth in clause (cc) of
                  Section 1.1(a) is amended by changing the same from "July 31, 2001" to "February 28, 2002".




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         (b)      The definition of "Settlement Date" set forth in clause (aa)
                  of Section 1.1(a) is amended by substituting for "November 1, 2001" as it appears therein "June 1, 2002".

         (c)      The definition of "Financial Statements" set forth in clause
                  (o) of Section 1.1(a) is amended by inserting the words "twelve month" in front of the word "period" as is appears therein.

         (d) Section 2.2 is amended by deleting same and replacing it with the following:

                  "2.2 The Purchase Price to be paid by the Purchaser for all of the Vendors' Shares shall be equal to the product of multiplying by two and one-half (2.5), the EBT of the Company for the twelve months ending February 28, 2002, it being acknowledged that in circumstances where the EBT is less than $1,000,000 the Agreement shall terminate in accordance with the provisions of Section 13.1 and 13.2 unless the parties hereto all otherwise in writing agree."

         (e)      The date "November 1, 2001" as is appears in each of clause
                  (a) and clause (b) of Section 12.1 is changed to "June 1, 2002".

         (f) Clause (f) of Section 12.3 is amended by deleting therefrom the words "for the twelve months ending July 31, 2001".

         (g) Section 12.6 is amended by changing "July 31, 2001" as it appears therein to "February 28, 2002".

         (h) Section 15.2 is amended by changing July 31, 2001 as it appears therein to "February 28, 2002".

3. It is agreed that the Purchaser may cause the Company to pay to the Purchaser head office administrative fees not in excess of the sum of $25,000 per month effective from the month of February, 2001. Such fees are herein collectively referred to as the "Administrative Fees". It is further agreed that the Company shall not pay the amount of the Administrative Fees owing to the Purchaser except to the extent that from time to time the Company's working capital and available borrowings under lines of credit are of an amount such that those payments can made without materially impairing the Company's ability to pay its other liabilities as they fall due for payment. None of the Administrative Fees shall be considered to be expenses for the purpose of calculating the EBT of the Company pursuant to the Share Purchase Agreement. If in accordance with the Share Purchase Agreement the Purchaser is to put the Vendors' Shares back to the Vendors and take the other Cancellation Actions, then there shall be no further accrual of Administrative Fees.

4. The Share Purchase Agreement as amended hereby shall continue in full force and effect.


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5.       This Agreement may be executed in several counterparts and by fax transmission, each of which will be deemed to be an original and all of which will together constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered with effect on the 18th day of June, 2001.

686545 ALBERTA INC.

Per:  /s/ Joe Franklin
      ---------------------------
      Authorized Signatory

1187247 ONTARIO INC.

Per:  /s/ Frank Del Cogliano
      ---------------------------
      Authorized Signatory

1188273 ONTARIO INC.

Per:  /s/ Russell Roberts
      ---------------------------
      Authorized Signatory

SIGNED and DELIVERED by RUSSELL        )
ROBERTS in the presence of:            )
                                       )
/s/ K. Roberts                         )
---------------------------------      )
Signature                              )
                                       )  /s/ Russell Roberts
---------------------------------      )  -------------------
Print Name                             )  RUSSELL ROBERTS
                                       )
---------------------------------      )
Address                                )
                                       )
---------------------------------      )
                                       )
---------------------------------      )
Occupation



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SIGNED and DELIVERED by FRANK          )
DEL COGLIANO in the presence of:       )
                                       )
/s/ Richard Bain                       )
---------------------------------      )
Signature                              )
                                       )
---------------------------------      )    /s/ Frank Del Cogliano
Print Name                             )    ----------------------
                                       )    FRANK DEL COGLIANO
---------------------------------      )
Address                                )
                                       )
---------------------------------      )
                                       )
---------------------------------      )
Occupation


SIGNED and DELIVERED by JOSEPH         )
FRANKLIN in the presence of:           )
                                       )
/s/ Allison Franklin                   )
---------------------------------      )
Signature                              )
                                       )
                                       )    /s/ Joe Franklin
---------------------------------      )    ----------------
Print Name                             )    JOE FRANKLIN
                                       )
---------------------------------      )
Address                                )
                                       )
---------------------------------      )
                                       )
---------------------------------      )
Occupation

COMMERCIAL CONSOLIDATORS
CORPORATION

Per:  /s/ Guy Jarvis
      ---------------------------
      Authorized Signatory




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